Exhibit 10.7b


                       SIXTH AMENDMENT TO LEASE AGREEMENT

TO THE LEASE dated January 24, 1992 and amended July 30, 1992, July 21, 1993, October 8, 1993, July 27, 1994 and May 23, 1997, by and between MIG Kappa III Companies and then under receivership by order of the court, Eberhardt Property Management Company and now assigned to First Industrial, L.P. (a Delaware Limited Partnership) as Landlord and Funco, Inc. as Tenant.

THIS AMENDMENT TO LEASE, entered into and made as of the 5th day of February 1999 by and between First Industrial, L.P. as Landlord, and Funco, Inc. as Tenant.

                                   WITNESSETH:

WHEREAS, Landlord's predecessors in interest and Tenant have heretofore entered into a certain Lease dated January 24, 1992 , as amended, (the "Lease") covering that certain space at 10120 West 76th Street, Eden Prairie, MN (the "Demised Premises"), upon terms and conditions described in said Lease; and

WHEREAS, effective June 1, 1999, Landlord and Tenant desire to extend and further amend said Lease as described below:

1. PREMISES: Effective June 1, 1999, Tenant shall occupy an additional 8,119 square feet of space to bring the total occupied area to 57,798 square feet as shown on Exhibit A attached hereto.

2.   BASE RENT: Effective June 1, 1999, Monthly Base Rent shall be as follows:

     June 1, 1999 - June 30, 1999            $20,337.32 per month
     July 1, 1999 - June 30, 2002            $24,082.50 per month

3. OPERATING Costs: Effective June 1, 1999, Tenant's Pro Rata Share of operating expenses and real estate taxes as referenced in Paragraph 1.8 of the Lease shall be 100%.

4. TERMINATION: Section 14.19 of the Lease shall be deleted and the following shall be inserted in lieu thereof: "Tenant shall have the right, at Tenant's sole discretion, to terminate this Lease by giving Landlord eight
     (8) months written notice prior to July 1, 2000 or July 1, 2001. If Tenant elects to terminate this Lease effective July 1, 2000, Tenant must pay to Landlord as liquidated damages. Ten Thousand and 00/100 Dollars ($10,000.00) on or before October 31, 1999. If Tenant elects to terminate this Lease effective July 1, 2001, Tenant shall not be required to pay any liquidated damages. Tenant must vacate the Premises on or before June 30, 2000 or June 30, 2001, respectively, upon which vacating, the Lease shall terminate and neither party shall have any further obligations under the terms of the Lease."

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5.   TENANT IMPROVEMENT ALLOWANCE: The Premises is leased to Tenant in "as-is"
     condition. All tenant improvements made to the Premises and contracted by the Tenant shall be paid for in full by the Tenant. Tenant shall provide Landlord with copies of Certificates of Insurance from contractors and shall hold the Landlord harmless for claims made for such work. All work performed shall meet building code requirements and Tenant shall obtain all necessary permits and licenses with the City of Eden Prairie prior to commencing construction. In consideration for the improvements constructed by Tenant in the expanded area, the Landlord will issue a Twenty Thousand and 00/100 Dollars ($20,000.00) to the Tenant within 30 days upon receipt of construction invoices.

6. HVAC REPAIRS: Effective July 1, 1999 through June 30, 2000, the tenant shall pay an amount not to exceed $500.00 per occurrence for any related HVAC repair serving the Tenant"s expansion area (8,119 SF). Effective July 1, 2000, Tenant will be responsible for all related HVAC repairs for the entire premises. Landlord shall service and repair all existing mechanical equipment serving the expansion area to ensure proper working order upon occupancy.

7. BROKERAGE: Landlord and Tenant warrant to each other that no broker was involved in the negotiation of this Agreement.

8. OPTION TO RENEW: Section 14.18 will be deleted and the following shall be inserted in lieu thereof: Assuming the Tenant is not in default of this Lease, Landlord, hereby grants the right to the Tenant to renew this Lease for an additional three (3) year term at a Base Rent based on a four percent (4%) increase per year of the extended term, under the same terms and conditions of the existing Lease. Should Tenant elect to exercise its renewal option, notice must be received in writing no later than January 1, 2002. This option to renew is not assignable to any sub-tenant and is only valid for Funco, Inc.

9. Except as herein above set forth, all terms, provisions and covenants set forth in the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


LANDLORD: FIRST INDUSTRIAL, L.P.                   TENANT: FUNCO, INC.
a Delaware Limited Partnership                     a Minnesota Corporation

By:  First Industrial Realty Trust, Inc., a
     Maryland Corporation, its general partner

By:  /s/ Duane Lund                                By:  /s/ Stanley A. Bodine

Its: Senior Regional Director                      Its: President